Quantum Reports First Quarter Fiscal 2024 Results

SAN JOSE, Calif. — August 8, 2023 — Quantum Corporation (Nasdaq: QMCO) announced today financial results for its fiscal first quarter ended June 30, 2023.

First Quarter Fiscal 2024 Financial Summary
•Revenue was $91.8 million, a decrease of 5% year-over-year
•GAAP gross margin was 38.1%, and non-GAAP gross margin expanded to 38.3%
•Subscription ARR was up 78% year-over-year at $14.6 million
•GAAP net loss was $10.6 million, or ($0.11) per share
•Non-GAAP adjusted net loss was $4.8 million, or ($0.05) per share
•Adjusted EBITDA increased to $0.8 million

Commenting on the results, Jamie Lerner, Quantum’s Chairman and CEO, stated, “First quarter revenue was impacted by booking delays; an unanticipated drop in Device and Media sales late in the quarter; and higher than anticipated weakness in the hyperscale vertical. Our subscription ARR in the quarter increased 78% year-over-year and 9% sequentially as we continue to advance recurring software subscriptions across our customer base.

“Despite the overall decline in quarterly revenue, our global efficiency plan and cost reduction initiatives helped to deliver a 790-basis point sequential improvement in gross margin and a reduction in operating expenses, which together contributed to both sequential and year over year increase in adjusted EBITDA.

“Subsequent to quarter-end, our largest hyperscale customer paused orders due to excess capacity driven by broader macro weakness. This development was unexpected and will have a meaningful impact on our second quarter and full year outlook and further punctuates the importance of transitioning our business to a more stable, subscription-based business model to moderate quarterly volatility.

“Our entire team is fully focused on executing with a high sense of urgency to secure and convert our expanding pipeline of opportunities into customers. This includes aggressively scaling our non-hyperscale businesses and ramping our full portfolio of end-to-end solutions. We are also further tightening spending across the organization, while maintaining our investment in key sales, marketing, and product development initiatives.”

First Quarter Fiscal 2024 vs. Prior Year

Revenue for the first quarter fiscal 2024 was $91.8 million, compared to $97.1 million in the prior year first quarter, primarily reflecting a decrease in Primary Storage Systems, Device and Media as well as lower Services business, partially offset by growth in hyperscale Secondary Storage Systems. GAAP gross profit in the first quarter of fiscal 2024 was $34.9 million, or 38.1% of revenue, compared to $34.0 million, or 35.1% of revenue, in the first quarter of fiscal 2023. Non-GAAP gross profit in the first quarter 2024 was $35.2 million, or 38.3% of revenue, compared to $34.5 million, or 35.5% of revenue, in the first quarter of fiscal 2023.

Total GAAP operating expenses in the first quarter of fiscal 2024 were $40.8 million, or 44% of revenue, compared to $41.1 million, or 42% of revenue, in the prior year. Selling, general and administrative expenses were $28.5 million in the quarter, compared to $28.3 million in the prior year. Research and development expenses were $10.9 million in the first quarter of fiscal 2024, compared to $12.1 million in the prior year. Non-GAAP operating expenses in the first quarter of 2024 decreased to $35.5 million from $36.3 million in the first quarter of fiscal 2023.

GAAP net loss in the first quarter of fiscal 2024 was $10.6 million, or ($0.11) per share, compared to a net loss of $10.6 million, or ($0.13) per share, in the first fiscal quarter 2023. Excluding acquisition-related intangible asset costs and stock-based compensation, non-GAAP adjusted net loss in the first fiscal quarter of 2024 was $4.8 million, or ($0.05) per share, compared to adjusted net loss of $3.6 million, or ($0.04) per share, in the prior year first quarter.

Adjusted EBITDA in the first quarter of fiscal 2024 improved to $0.8 million, compared to $0.3 million in the first quarter of fiscal 2023, reflecting the initial benefits from the Company’s recently implemented global efficiency plan and ongoing cost reduction initiatives.

For a reconciliation of GAAP to non-GAAP financial results, please see the financial reconciliation tables below.

Liquidity and Debt (as of June 30, 2023)

•Cash, cash equivalents and restricted cash were $25.7 million, compared to $26.8 million as of June 30, 2022.
•Total interest expense for the first quarter was $3.2 million compared to $2.1 million for the same period a year ago.
•Outstanding term loan debt was $88.6 million, compared to $78.4 million as of June 30, 2022. Outstanding borrowings on the revolving credit facility was $17.8 million, compared to $17.3 million as of June 30, 2022.

Guidance

For the second fiscal quarter of 2024, the Company now expects the following guidance:
•Revenues of $80.0 million, plus or minus $3.0 million
•Non-GAAP gross margin of approximately 42%
•Non-GAAP adjusted net loss per share of ($0.04), plus or minus $0.02
•Adjusted EBITDA of approximately $2.0 million

For the full fiscal year 2024, the Company expect the following outlook:
•Revenues of $360.0 million, plus or minus $10.0 million
•Non-GAAP gross margin of approximately 42%
•Non-GAAP adjusted net loss per share of ($0.06), plus or minus $0.02
•Adjusted EBITDA of approximately $17.0 million, plus or minus $3 million

Commenting on the guidance, CFO Ken Gianella stated, “Not reflected in our original full year outlook was more pronounced declines in both our hyperscale and media businesses as well as the potential impact of a prolonged entertainment work stoppage. Even with these extraordinary revenue headwinds, our total gross margins are improving with the rotation to a higher revenue contribution from Primary Storage and non-hyperscale Secondary Storage customers. Additionally, we are refining our full year adjusted EBITDA outlook from our prior forecast of at least $20 million, which despite the decline in revenue, reflects the meaningful benefits from our global efficiency plan, including disciplined manufacturing and service operations, as well as strong cost and discretionary spending controls.”

This full year outlook assumes an effective annual tax rate of 25%; Non-GAAP adjusted net loss per share assumes an average basic share count of approximately 93.9 million in the fiscal second quarter of 2024 and 94.6 million for fiscal 2024.

Conference Call and Webcast

Management will host a live conference call today, August 8, 2023, at 9:00 a.m. ET (6:00 a.m. PT) to discuss these results. The conference call will be accessible by dialing 866-424-3436 (U.S. Toll-Free) or +1-201-689-8058 (International) and entering conference ID 13740195. This conference call will be broadcast live over the Internet with a slide presentation and can be accessed by all interested parties on the investor relations section of the Company's website at investors.quantum.com under the events and presentations tab.

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available through August 15, 2023. To access the replay dial 1-877-660-6853 and enter the conference ID 13740195 at the prompt. International callers should dial +1-201-612-7415 and enter the same conference ID. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website at www.quantum.com for at least 90 days.

About Quantum

Quantum technology, software, and services provide the solutions that today's organizations need to make video and other unstructured data smarter – so their data works for them and not the other way around. With over 40 years of innovation, Quantum's end-to-end platform is uniquely equipped to orchestrate, protect, and enrich data across its lifecycle, providing enhanced intelligence and actionable insights. Leading organizations in cloud services, entertainment, government, research, education, transportation, and enterprise IT trust Quantum to bring their data to life, because data makes life better, safer, and smarter. Quantum is listed on Nasdaq (QMCO). For more information visit www.quantum.com.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements related to future projections of our financial results, including for the second fiscal quarter of
2024 and expected impact of our largest hyperscale customer pausing orders; our focus and our strategy; and our plans to scale and tighten spending.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: risks related to the need to address the many challenges facing our business; the impact of macroeconomic and inflationary conditions on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the outcome of any claims and disputes; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission (the “SEC”), including our Form 10-K filed with the Securities and Exchange Committee for the fiscal year ended March 31, 2023, and any subsequent reports filed with the SEC. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

Investor Relations Contacts:
Shelton Group
Leanne K. Sievers | Brett L. Perry
E: sheltonir@sheltongroup.com

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	June 30, 2023	March 31, 2023
Assets
Current assets:
Cash and cash equivalents	$25,465	$25,963
Restricted cash	200	212
Accounts receivable, net of allowance for doubtful accounts of $163 and $201, respectively	66,245	72,464
Manufacturing inventories	20,017	19,441
Service parts inventories	25,276	25,304
Prepaid expenses	6,444	4,158
Other current assets	6,004	5,513
Total current assets	149,651	153,055
Property and equipment, net	15,583	16,555
Intangible assets, net	3,801	4,941
Goodwill	12,969	12,969
Right-of-use assets, net	10,017	10,291
Other long-term assets	18,463	15,846
Total assets	$210,484	$213,657
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$30,560	$35,716
Deferred revenue, current portion	79,686	82,504
Long-term debt, current portion	5,000	5,000
Accrued compensation	14,894	15,710
Other accrued liabilities	12,715	13,666
Total current liabilities	142,855	152,596
Deferred revenue, net of current portion	43,903	43,306
Revolving credit facility	17,800	16,750
Long-term debt, net of current portion	77,814	66,354
Operating lease liabilities	10,001	10,169
Other long-term liabilities	12,191	11,370
Total liabilities	304,564	300,545

Stockholders' deficit
Preferred stock, 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 225,000 shares authorized; 93,705 and 93,574 shares issued and outstanding	938	936
Additional paid-in capital	725,736	722,603
Accumulated deficit	(819,422)	(808,846)
Accumulated other comprehensive loss	(1,332)	(1,581)
Total stockholders’ deficit	(94,080)	(86,888)
Total liabilities and stockholders’ deficit	$210,484	$213,657

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts, unaudited)

	Three Months Ended June 30,
	2023	2022
Revenue:
Product	$57,447	$60,211
Service and subscription	31,375	33,423
Royalty	2,965	3,440
Total revenue	91,787	97,074
Cost of revenue:
Product	44,451	47,921
Service and subscription	12,403	15,105
Total cost of revenue	56,854	63,026
Gross profit	34,933	34,048
Operating expenses:
Research and development	10,913	12,125
Sales and marketing	15,839	15,962
General and administrative	12,699	12,314
Restructuring charges	1,329	725
Total operating expenses	40,780	41,126
Loss from operations	(5,847)	(7,078)
Other income (expense), net	(998)	751
Interest expense	(3,201)	(2,091)
Loss on debt extinguishment	—	(1,392)
Net loss before income taxes	(10,046)	(9,810)
Income tax provision	530	410
Net loss	$(10,576)	$(10,220)
Deemed dividend on warrants	—	(389)
Net loss attributable to common stockholders	$(10,576)	$(10,609)

Net loss per share attributable to common stockholders	$(0.11)	$(0.13)
Weighted average shares - basic and diluted	93,673	83,641

Net loss	$(10,576)	$(10,220)
Foreign currency translation adjustments, net	249	(1,276)
Total comprehensive loss	$(10,327)	$(11,496)

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended June 30,
	2023	2022
Operating activities
Net loss	$(10,576)	$(10,220)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,752	2,586
Amortization of debt issuance costs	520	336
Loss on debt extinguishment	—	992
Provision for product and service inventories	516	1,631
Stock-based compensation	1,901	3,069
Other	734	(1,469)
Changes in assets and liabilities:
Accounts receivable, net	6,255	4,677
Manufacturing inventories	(692)	(412)
Service parts inventories	(516)	(1,384)
Prepaid expenses	(2,287)	(2,745)
Accounts payable	(5,421)	(175)
Accrued restructuring charges	110	39
Accrued compensation	(816)	(1,610)
Deferred revenue	(2,221)	(13,634)
Other current assets	(487)	6
Other non-current assets	(935)	(261)
Other current liabilities	(954)	64
Other non-current liabilities	1,462	164
Net cash used in operating activities	(10,655)	(18,346)
Investing activities
Purchases of property and equipment	(2,299)	(3,036)
Deferred business acquisition payment	—	(2,000)
Net cash used in investing activities	(2,299)	(5,036)
Financing activities
Borrowings of long-term debt, net of debt issuance costs	14,100	—
Repayments of long-term debt and payment of amendment fees	(1,997)	(20,846)
Borrowings of credit facility	108,186	109,740
Repayments of credit facility and payment of amendment fees	(107,834)	(110,575)
Proceeds from issuance of common stock, net	(9)	66,324
Net cash provided by financing activities	12,446	44,643
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2)	29
Net change in cash, cash equivalents and restricted cash	(510)	21,290
Cash, cash equivalents, and restricted cash at beginning of period	26,175	5,493
Cash, cash equivalents, and restricted cash at end of period	$25,665	$26,783
Cash, Cash Equivalents and Restricted Cash at end of period
Cash and cash equivalents	$25,465	$26,528
Restricted cash, current	200	255
Cash and cash equivalents at the end of period	$25,665	$26,783

NON-GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have presented certain non-GAAP financial measures in this press release, including adjusted EBITDA, non-GAAP adjusted net loss, non-GAAP adjusted net loss per share, non-GAAP operating expenses, non-GAAP gross profit and non-GAAP gross margin.

Adjusted EBITDA is a non-GAAP financial measure defined by us as net loss before interest expense, net, provision for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, and other non-recurring expenses.

“GAAP net loss” as referred to in this press release represents “Net loss attributable to common stockholders”. Non-GAAP adjusted net income (loss) is a non-GAAP financial measure defined by us as net loss before restructuring charges, stock-based compensation expense, and other non-recurring (income) expenses. We calculate adjusted net income (Loss) per basic and diluted share using the above-referenced definition of adjusted net income (Loss).

We have provided below reconciliations of adjusted EBITDA, non-GAAP adjusted net loss, non-GAAP adjusted net loss per share, non-GAAP operating expenses, non-GAAP gross profit and non-GAAP gross margin, to the most directly comparable U.S. GAAP financial measures. We have presented adjusted EBITDA because it is a key measure used by our management and the board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business performance. We believe adjusted net income (loss) and adjusted net income (loss) per basic and diluted share serve as appropriate measures to be used in evaluating the performance of our business and help our investors better compare our operating performance over multiple periods. Accordingly, we believe that the use of non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) interest and tax payments that may represent a reduction in cash available to us; (2) capital expenditures, future requirements for capital expenditures or contractual commitments; (3) changes in, or cash requirements for, working capital needs; (4) the potentially dilutive impact of stock-based compensation expense; (5) potential future costs related to our long-term debt; (6) potential future restructuring expenses; (7) potential future costs related to business acquisitions; (8) gain (loss) on debt extinguishment, (9) and acquisition-related amortization of intangibles assets from business combinations, (10) deemed dividend related to warrants, or (11) manufacturing inventory provisions.
•Adjusted net income (loss) does not reflect: (1) potential future restructuring activities; (2) the potentially dilutive impact of stock-based compensation expense; (3) potential future costs related to our long-term debt; (4) potential future costs related to business acquisitions; (5) gain (loss) on debt extinguishment; (6) acquisition-related amortization of intangibles assets from business combinations; (7) deemed dividend related to warrants; or (8) manufacturing inventory provisions.

Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, you should consider adjusted EBITDA and adjusted net income (loss) along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

In addition, this press release includes non-GAAP adjusted net loss per share and adjusted EBITDA, each a non-GAAP measure used to describe our expected performance. We have not presented a reconciliation of these non-GAAP measures to our most comparable GAAP financial measures, because the reconciliation could not be prepared without unreasonable effort. The information necessary to prepare the reconciliations is not available on a forward-looking basis and cannot be accurately predicted. The unavailable information could have a significant impact on the calculation of the comparable GAAP financial measure.

The tables below reconcile the non-GAAP financial measures of adjusted EBITDA, net income, diluted EPS, operating expenses and gross margin with the most directly comparable GAAP financial measures (in thousands, unaudited).

Adjusted EBITDA

	Three Months Ended June 30,
	2023	2022
Net loss attributable to common stockholders	$(10,576)	$(10,609)
Interest expense, net	3,417	2,091
Provision for income taxes	530	410
Depreciation expense	1,625	1,422
Stock-based compensation expense	1,901	3,069
Restructuring charges	1,781	725
Loss on extinguishment of Senior Secured Term Loan	—	1,392
Amortization of acquisition related intangible assets	1,140	1,164
Acquisition and debt related costs	953	293
Deemed dividend	—	389
Adjusted EBITDA	$771	$346

Non-GAAP adjusted net loss and net loss per share

	Three Months Ended June 30,
	2023	2022
Net loss attributable to common stockholders	$(10,576)	$(10,609)
Stock-based compensation	1,901	3,069
Restructuring charges	1,781	725
Loss on extinguishment of Senior Secured Term Loan	—	1,392
Amortization of acquisition related intangible assets	1,140	1,164
Acquisition and debt related costs	953	293
Deemed dividend	—	389
Non-GAAP adjusted net loss	$(4,801)	$(3,577)

Non-GAAP adjusted net loss per share - basic and diluted	$(0.05)	$(0.04)
Weighted average shares outstanding - basic and diluted	93,673	83,641

Non-GAAP operating expenses

	Three Months Ended June 30,
	2023	2022
GAAP operating expenses	40,780	41,126
Stock compensation	1,709	2,760
Restructuring	1,525	625
Amortization of acquisition related intangible assets	1,140	1,164
Acquisition and debt related costs	953	293
Total Non-GAAP operating costs	35,453	36,284

Non-GAAP gross profit and non-GAAP gross margin

	Three Months Ended June 30,
	2023	2022
Total GAAP revenue	91,787	97,074
Cost of revenue
Product	44,451	47,921
Service and subscription	12,403	15,105
Non-GAAP adjustments:
Stock compensation	192	310
Restructuring	52	90
Total Non-GAAP cost of revenue	56,610	62,626
Non-GAAP gross profit	35,177	34,448
Non-GAAP gross margin	38.3%	35.5%